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                                  Exhibit 3.1
                                  -----------

                                 US WATS, INC.
                                 -------------

                                   BY - LAWS
                                   ---------

                                   ARTICLE 1
                                   ---------

The Corporation

     Section 1.  Name. The legal name of this corporation (the "Corporation") is
                 ----
US WATS, INC.

     Section 2.  Offices. The Corporation may have offices at such other places
                 -------
within and without the United States as the Board of Directors may from time to time appoint or the business of the Corporation may require.

     Section 3.  Seal.  The corporate seal shall have inscribed thereon the
                 ----
name of the Corporation, the year of incorporation and the words "Corporate Seal, New York." One or more duplicate dies for impressing such seal may be kept and used.

                                  ARTICLE II
                                  ----------

Meetings of Shareholders

     Section 1.  Place of Meetings. All meetings of the Shareholders shall be
                 -----------------
held at the principal office of the Corporation or at such other place, within or without the State of New York, as is fixed in the notice of the meeting.

     Section 2.  Annual Meeting. An annual meeting of the Shareholders of the
                 --------------
Corporation for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on the second Monday of June of each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o'clock AM, eastern time, or at such other time as is fixed in the notice of the meeting. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted at any special meeting called for the purpose.

     Section 3.  Special Meetings. Special meetings of Shareholders may be
                 ----------------
called by the President, whenever he deems it necessary or advisable. A special meeting of the Shareholders shall be called by the President whenever so directed in writing by a majority of the entire Board of Directors or whenever the holders of one-third (1/3) of the number of Shares of the Corporation entitled to vote at such meeting shall, in writing request the same.

     Section 4.  Notice of Meetings. Notice of the time and place of the annual
                 ------------------
and of each special meeting of the Shareholders shall be given to each of the Shareholders entitled to vote at such meeting by mailing the same in a postage prepaid wrapper addressed to each such Shareholder at his address as it appears on the books of the Corporation, or by delivering the same personally to any such Shareholder in lieu of such mailing, at least ten

                                       5
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(10) and not more than fifty (50) days prior to each meeting. Meetings may be held without notice if all of the Shareholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such Shareholders not present in person or by proxy, before or after the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mailing. If a meeting is adjourned to another time, not more than thirty (30) days hence, or to another place, and if an announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment fix a new record date for the adjourned meeting. Notice of the annual and each special meeting of the Shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting, and shall state the name and capacity of each such person. Notice of each special meeting shall also state the purpose or purposes for which it has been called. Neither the business to be transacted at nor the purpose of the annual or any special meeting of the Shareholders need be specified in any written waiver of notice.

     Section 5.   Record Date for Shareholders. For the purpose of determining
                  ----------------------------
the Shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of Shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6.   Proxy Representation. Every Shareholder may authorize another
                  --------------------
person or persons to act for him by proxy in all matters in which a Shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the Shareholder or by his attorney-in-fact. No proxy shall be voted or acted upon after eleven months from its date unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided in
Section 609 of the New York Business Corporation Law.

     Section 7.   Voting of Shareholders' Meetings.   Each Share shall entitle
                  --------------------------------
the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the New York Business Corporation Law prescribes a different percentage of votes or a different

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exercise of voting power. In the election of Directors, and for any other action, voting need not be by ballot.

     Section 8.   Quorum and Adjournment. Except for a special election of
                  ----------------------
Directors pursuant to Section 603 of the New York Business Corporation Law, the presence, in person or by proxy, of the holders of a majority of the Shares of the Corporation outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum at any meeting of the Shareholders. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Shareholders. If at any meeting of Shareholders there shall be less than a quorum so present, the Shareholders present in person or by proxy and entitled to vote thereat, may adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not adjourned.

     Section 9.   List of Shareholders.   The Officer who has charge of the
                  --------------------
Share transfer ledger of the Corporation shall prepare, make and certify, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of Shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of Shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be Shareholders entitled to vote thereat may vote at such meeting.

     Section 10.  Inspectors of Election.  The Board of Directors, in advance
                  ----------------------
of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, and at the request of any Shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consent, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting or any Shareholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by them.

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     Section 11.  Action of the Shareholders Without Meetings. Any action which
                  -------------------------------------------
may be taken at any annual or special meeting of the Shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding Shares entitled to vote thereon. Written consent thus given by the holders of all outstanding Shares entitled to vote shall have the same effect as a unanimous vote of the Shareholders.

                                  ARTICLE III
                                  -----------

Directors

     Section 1.   Number of Directors. The number of Directors which shall
                  -------------------
constitute the entire Board of Directors shall be at least three, except that where all outstanding Shares of the Corporation are owned beneficially and of record by less than three Shareholders, the number of Directors may be less than three by not less than the number of Shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by action of a majority of the entire Board of Directors or of the Shareholders at an annual or special meeting, or, if the number of Directors is not so fixed, the number shall be three or shall be equal to the number of Shareholders (determined as aforesaid), whichever is less. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     Section 2.   Election and Term. The initial Board of Directors shall be
                  -----------------
elected by the incorporator and each initial Director so elected shall hold office until the first annual meeting of Shareholders and until his successor has been elected and qualified. Thereafter, each Director who is elected at an annual meeting of Shareholders, and each Director who is elected in the interim to fill a vacancy or a newly created Directorship, shall hold office until the next annual meeting of Shareholders and until his successor has been elected and qualified.

     Section 3.   Filling Vacancies, Resignation and Removal. Any Director may
                  ------------------------------------------
tender his resignation at any time. Any Director or the entire Board of Directors may be removed, with or without cause, by vote of the Shareholders. In the interim between annual meetings of Shareholders or special meetings of Shareholders called for the election of Directors or for the removal of one or more Directors and for the filling of any vacancy in that connection, newly created Directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the resignation or removal of Directors for cause or without cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

     Section 4.   Qualifications and Powers.   Each Director shall be at least
                  -------------------------
eighteen years of age. A Director need not be a Shareholder, a citizen of the United States or a resident of the State of New York. The business of the Corporation shall be managed by the Board of Directors, subject to the provisions of the Certificate of Incorporation and any amendments thereto. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done exclusively by the Shareholders.

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     Section 5.   Regular and Special Meetings of the Board.  The Board of
                  -----------------------------------------
Directors may hold its meetings, whether regular or special, either within or without the State of New York. The newly elected Board of Directors may meet at such place and time as shall be fixed by the vote of the Shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the entire Board of Directors shall be present; or the Board of Directors may meet at such place and time as shall be fixed by the consent in writing of all Directors. Regular meetings of the Board of Directors may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors. Whenever the time or place of regular meetings of the Board of Directors shall have been determined by resolution of the Board of Directors, no regular meetings shall be held pursuant to any resolution of the Board of Directors altering or modifying any previous resolution relating to the time or place of the holding of regular meetings, without first giving at least three days written notice to each Director, either personally or by telegram, or at least five days written notice to each Director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board of Directors may thereafter be held without notice. Special meetings of the Board of Directors shall be held whenever called by the President, Vice-President, the Secretary or any Director in writing. Notice of each special meeting of the Board of Directors shall be delivered personally to each Director or sent by telegraph to his residence or usual place of business at least three days before the meeting, or mailed to him to his residence or usual place of business at least five days before the meeting. Meetings of the Board of Directors, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the Directors are present or when all Directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting. All or any of the Directors may waive notice of any meeting and the presence of a Director at any meeting of the Board of Directors shall be deemed a waiver of notice thereof by him. A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board of Directors.

     Section 6.   Quorum and Action. A majority of the entire Board of Directors
                  -----------------
shall constitute a quorum except that when the entire Board of Directors consists of one Director, then one Director shall constitute a quorum, and except that when a vacancy or vacancies prevents such majority, a majority of the Directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third of the entire Board of Directors. A majority of the Directors present, whether or not they constitute a quorum may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the New York Business Corporation Law, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 7.   Telephonic Meetings. Any member or members of the Board of
                  -------------------
Directors, or of any committee designated by the Board of directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

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     Section 8.   Action without a Meeting. Any action required or permitted to
                  ------------------------
be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.

     Section 9.   Compensation of Directors. By resolution of the Board of
                  -------------------------
Directors, the Directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of any committee designated by the Board of Directors and may be paid a fixed sum for attendance at such meeting, or a stated salary as Director, or both. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor; provided however that Directors who are also salaried Officers shall not receive fees or salaries as Directors.

                                  ARTICLE IV
                                  ----------

Committees

     Section 1.   In General. The Board of Directors may, by resolution or
                  ----------
resolutions passed by the affirmative vote therefore of a majority of the entire Board of Directors designate an Executive Committee and such other committees as the Board of Directors may from time to time determine, each to consist of three or more Directors, and each of which, to the extent provided in the resolution or in the certificate of incorporation or in the By-Laws, shall have all the powers of the Board of Directors, except that no such Committee shall have power to fill vacancies in the Board of Directors, or to change the membership of or to fill vacancies in any Committee, or to make, amend, repeal or adopt By-Laws of the Corporation, or to submit to the Shareholders any action that needs Shareholder approval under these By-Laws or the New York Business Corporation Law, or to fix the compensation of the Directors for serving on the Board of Directors or any committee thereof, or to amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. Each committee shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 2.   Executive Committee. Except as otherwise limited by the Board
                  -------------------
of Directors or by these By-Laws, the Executive Committee, if so designated by the Board of Directors, shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistance as it shall from time to time deem necessary. A majority of the members of the Executive Committee, if more than a single member, shall constitute a quorum.

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                                   ARTICLE V
                                   ---------

Officers

     Section 1.   Designation, Term and Vacancies. The officers of the
                  -------------------------------
Corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other Officers, as the Board of Directors may from time to time deem necessary. Such Officers may have and perform the powers and duties usually pertaining to their respective offices, the power and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board of Directors. The same person may hold any two or more offices, except that the offices of President and Secretary may not be held by the same person unless all the issued and outstanding Shares of the Corporation is owned by one person, in which instance, such person may hold all or any combination of offices.

     The initial Officers of the Corporation shall be appointed by the initial Board of Directors, each to hold office until the meeting of the Board of Directors following the first annual meeting of Shareholders and until his successor has been appointed and qualified. Thereafter, the Officers of the Corporation shall be appointed by the Board of Directors as soon as practicable after the election of the Board of Directors at the annual meeting of Shareholders, and each Officer so appointed shall hold office until the first meeting of the Board of Directors following the next annual meeting of Shareholders and until his successor has been appointed and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote therefor of a majority of the entire Board of Directors. All other agents and employees of the Corporation shall hold office during the pleasure of the Board of Directors. Vacancies occurring among the Officers of the Corporation shall be filled by the Board of Directors. The salaries of all Officers of the corporation shall be fixed by the Board of Directors.

     Section 2.   President. The President shall preside at all meetings of the
                  ----------
Shareholders and at all meetings of the Board of Directors at which he may be present. Subject to the direction of the Board of Directors, he shall be the Chief Executive Officer of the Corporation, and shall have general charge of the entire business of the Corporation. He may sign Share certificates and sign and seal bonds, debentures, contracts or other obligations authorized by the Board of Directors, and may, without previous authority of the Board of Directors, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the usual powers and duties vested in the President of a corporation. He shall have power to select and appoint all necessary Officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such Officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his powers to a Vice-President of the Corporation.

     Section 3.   Vice-President. A Vice-President shall have such of the
                  ---------------
President's powers and duties as the President may from time to time delegate to him, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. During the absence or incapacity of the President, the Vice-President, or, if there be more than one, the Vice-President having the greatest seniority in office, shall

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perform the duties of the President, and when so acting shall have all the powers and be subject to all the responsibilities of the office of President.

     Section 4.   Treasurer. The Treasurer shall have custody of such funds and
                  ---------
securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries, approved by the Board of Directors, as the Board of Directors or President may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other Officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be required. He shall keep proper and accurate books of account, perform all acts incident to the office of Treasurer, subject to the control of the Board.

     Section 5.   Secretary. The Secretary shall have custody of the seal of the
                  ----------
Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the President duly authorized to sign the same, or when necessary to attest any proceedings of the Shareholders or Directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the President or Vice-President or other Officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Section 6.   Delegation. In case of the absence of any Officer of the
                  -----------
Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such Officer to any other Officer or to any Director.

                                  ARTICLE VI
                                  ----------

Shares

     Section 1.   Certificates Representing Shares. All certificates
                  --------------------------------
representing Shares of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws or the laws of the State of New York. Such Shares shall be approved by the Board of Directors, and shall be signed by the President or a Vice-President and by the Secretary or the Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manually or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates shall be consecutively numbered and the name of the person owning the Shares represented thereby, his residence, with the number of such Shares and the date of issue shall be entered on the Corporation's books. All certificates surrendered shall be canceled and no

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new certificates issued until the former certificates for the same number of
Shares shall have been surrendered and canceled, except as provided for herein.

     In case any Officer or Officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such Officer or Officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such Officer or Officers of the Corporation.

     Any restriction on the transfer or registration of transfer of any Shares of any class of series shall be noted conspicuously on the certificate representing such Shares.

     Section 2.   Fractional Share Interests. The Corporation, may, but shall
                  --------------------------
not be required to, issue certificates for fractions of a Share. If the Corporation does not issue fractions of a Share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a Share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full Share upon the surrender of such scrip or warrants aggregating a full Share. A certificate for a fractional Share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full Shares before a specified date, or subject to the conditions that they shall become void if not exchanged for certificates representing full Shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     Section 3.   Addresses of Shareholders. Every Shareholder shall furnish the
                  -------------------------
Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known post office address.

     Section 4.   Stolen, Lost or Destroyed Certificates. The Board of Directors
                  --------------------------------------
may in its sole discretion that a new Share certificate or certificates be issued in place of any Share certificate or certificates theretofore issued by the Corporation, alleged to have been stolen, lost or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or certificates or his legal representatives to give to the Corporation and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the Shares represented by the certificate alleged to have been stolen, lost or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the Shares represented by the certificate alleged to have been stolen, lost or destroyed.

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     Section 5.   Transfers of Shares. Upon compliance with all provisions
                  -------------------
restricting the transferability of Shares, if any, transfers of Shares be made only upon the books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, upon the surrender and cancellation of the certificate or certificates for such Shares properly endorsed and the payment of all taxes due thereon. The Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of Shares of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all Share certificates of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall not be valid unless so countersigned.

                                  ARTICLE VII
                                  -----------

Dividends and Finance

     Section 1.   Dividends. The Board of Directors shall have power to fix and
                  ----------
determine and to vary, from time to time, the amount of working capital of the Corporation before declaring any dividends among its Shareholders, and to direct and determine the use and disposition of any net profits or surplus, and to determine the date or dates for the declaration and payment of dividends and to determine the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its Shareholder, and to determine the amount of the net profits of the Corporation from time to time available for dividends.

     Section 2.   Fiscal Year. The fiscal year of the Corporation shall end on
                  -----------
the last day of December in each year and shall begin on the next succeeding day, or shall be for such other period as the Board of Directors may from time to time designate with the consent of the Department of Taxation and Finance, where applicable.

                                 ARTICLE VIII
                                 ------------

Indemnification

     Section 1.   Indemnification. Except to the extent prohibited by the New
                  ---------------
York Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director of the Corporation against judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his conduct did not meet the then applicable statutory standards, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition, which consent shall not be unreasonably withheld.

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

     The Corporation shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

     The right to indemnification and advancement of expenses under this By-Law is intended to be retroactive with respect to directors serving at or after the effective date of this By-Law and shall be available with respect to any action or proceeding which relates to events prior to the effective date of this By-Law.

     In case any provision of this By-Law shall be determined at any time to be unenforceable in any respect, the other provisions shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, to the fullest extent permitted by law.

     No repeal or amendment of this By-Law shall apply or have any effect on the indemnification of, or advancement of expenses to, any director of the Corporation for or with respect to acts or omissions of such director occurring prior to such repeal or amendment.

     The foregoing shall not be exclusive of any other rights to which any director may be entitled as a matter of law.

                                  ARTICLE IX
                                  ----------

Miscellaneous Provisions

     Section 1.   Stock of Other Corporations. The Board of Directors shall have
                  ---------------------------
the right to authorize any Director, Officer, or other person on behalf of the Corporation to attend, act and vote at meetings of the Shareholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefore; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board of Directors. In the event that the Board of Directors shall fail to give such authority, such authority may be exercised by the President in person or by proxy appointed by him on behalf of the Corporation.

     Any stocks or securities owned by the Corporation may, if so determined by the Board of Directors, be registered either in the name of the Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors.

     Section 2.   Books and Records. Subject to the New York Business
                  -----------------
Corporation Law, the Corporation may keep its books and accounts outside the State of New York.

     Section 3.   Notices. Whenever any notice is required by these By-Laws to
                  --------
be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

     Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of these By-Laws a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 4.   Amendments.   Except as otherwise provided herein, these
                  ----------
By-Laws may be altered, amended or repealed and By-Laws may be made at any annual meeting of the Shareholders or at any special meeting thereof if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the holders of a majority of the Shares of the Corporation outstanding and entitled to vote thereat; or by a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made, be contained in the Notice of such Special Meeting.

                                      16